UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2012

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	1-35388	74-2331986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4295 San Felipe

Houston, Texas 77027

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (713) 693-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2012, Prosperity Bancshares, Inc. (the “Company”) and Prosperity Bank, a Texas banking association and wholly-owned subsidiary of the Company (the “Bank”), upon recommendation of the Compensation Committee of the Board of Directors of the Company and the Board of Directors of the Bank, entered into a First Amendment (the “Amendment”) to the Second Amended and Restated Employment Agreement (the “Agreement”) with H.E. Timanus, Jr., the Company’s Vice Chairman and the Bank’s Chairman and Chief Operating Officer.

The Amendment removes the age restriction related to extensions of the term of the Agreement, specifically with respect to the extension of the Agreement beyond the year in which Mr. Timanus turns sixty-seven (67) years of age.

This summary of the material terms of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	First Amendment to the Second Amended and Restated Employment Agreement dated February 22, 2012 by and among Prosperity Bancshares, Inc., Prosperity Bank and H.E. Timanus, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC. (Registrant)

Dated: February 24, 2012	By:	/s/ Peter Fisher
Peter Fisher
General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	First Amendment to the Second Amended and Restated Employment Agreement dated February 22, 2012 by and among Prosperity Bancshares, Inc., Prosperity Bank and H.E. Timanus, Jr.